UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 7, 2006

OPSWARE INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-32377	94-3340178
(Commission	(IRS Employer
File Number)	Identification No.)

599 N. Mathilda Avenue, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 744-7300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 7, 2006, Opsware Inc. entered into a definitive Agreement and Plan of Reorganization (the “Merger Agreement”) with Creekpath Systems, Inc. The Merger Agreement provides that, upon the terms and conditions set forth in the Merger Agreement, a wholly-owned subsidiary of Opsware will merge with and into Creekpath, with Creekpath as the surviving corporation of the Merger.

Under the Merger Agreement, in consideration for all of the outstanding capital stock of Creekpath, Opsware will pay approximately $10 million in cash, with a maximum potential earnout consideration of an additional $5 million in cash. The stakeholders of Creekpath have agreed to indemnify Opsware for breaches or inaccuracies of certain representations, warranties and covenants made by Creekpath. Consummation of the Merger is subject to customary closing conditions.

A copy of the press release issued by Opsware on July 11, 2006 announcing the transaction is attached as Exhibit 99.01 to this report.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

Exhibit No.	Exhibit Title

99.01	Press Release dated July 11, 2006 issued by Opsware Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2006		OPSWARE INC.

	By:	/s/ Sharlene P. Abrams
Sharlene P. Abrams
Chief Financial Officer
(Duly Authorized Officer and Principal
Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title

99.01	Press Release dated July 11, 2006 issued by Opsware Inc.